Exhibit 10.1

AGCO CORPORATION
2006 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNITS AGREEMENT
THIS AGREEMENT, entered into as of the Grant Date (as defined in Section 1), by and between the Participant and AGCO Corporation (the “Company”);
WHEREAS, the Company maintains the AGCO Corporation 2006 Long-Term Incentive Plan, as amended from time to time (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive Restricted Stock Units (“RSUs”) under the Plan;
NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
1.Terms of Award and Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

(a)Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is neither employed by the Company or any Subsidiary, a director of the Company or any Subsidiary, an independent contractor performing services for the Company or any Subsidiary nor providing services as a consultant to the Company or any Subsidiary; provided that a termination shall not be considered to have occurred while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, a Participant who is an employee ceases to be an employee of the Company or any Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company or any Subsidiary excluding, for the avoidance of doubt, the surviving company in a merger of the Company or a Subsidiary), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

(b)Designated Beneficiary. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.

(c)Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” if he is eligible for disability payments under the Company’s long-term disability plan.

(d)    Good Cause. With respect to any dismissal of the Participant from his or her employment with the Company or any Subsidiary, shall mean (i) if the Participant is a party to an employment agreement with the Company or any Subsidiary that defines “cause,” “good cause” or a similar term, “Good Cause” shall mean such term as so defined, and (ii) otherwise (A) the conviction of the Participant of, or the entry of a plea of guilty, first offender probation before judgment, or nolo contendere by the Participant to, any felony; (B) fraud, misappropriation or embezzlement by the Participant; (C) the Participant’s willful failure or gross negligence in the performance of his assigned duties for the Company or any Subsidiary; (D) the Participant’s failure to follow reasonable and lawful directives of his supervisor or his breach of his fiduciary duty to the Company or any Subsidiary; (E) any act or omission of the Participant that has a demonstrated and material adverse impact on the Company’s or any Subsidiary’s business or reputation for honesty and fair dealing, other than an act or failure to act by the Participant in good faith and without reason to believe that such act or failure to act would adversely impact on the Company’s or any Subsidiary’s business or reputation for honesty and fair dealing; or (F) the breach by the Participant of any confidentiality or non-competition agreement in favor of the Company or any Subsidiary.

(e)    Good Reason. With respect to the Participant’s voluntary termination of employment with or service to the Company or any Subsidiary other than on Death or Disability shall mean: (i) if the Participant is a party to an employment agreement with the Company or any Subsidiary that defines “good reason” or a similar term, “Good Reason” shall mean such term as so defined, and (ii) otherwise, such voluntary termination based on: (A) the assignment to the Participant of duties materially inconsistent with the Participant’s position and status with the Company or Subsidiary as they existed immediately prior to the Change in Control, or a substantial diminution in the Participant’s title, offices or authority, or in the nature of the Participant’s other responsibilities, as they existed immediately prior to the Change in Control, except in connection with the Participant’s termination of employment or service by the Company or any Subsidiary for Good Cause or on account of the Participant’s Death or Disability or by the Participant other than for Good Reason; (B) a material reduction by the Company or a Subsidiary in the Participant’s base salary as in effect immediately prior to the Change in Control or as the Participant’s base salary may be increased from time to time, without the Participant’s written consent; (C) a material reduction by the Company or a Subsidiary in the target cash bonus payable to the Participant under any incentive compensation plan(s), as it (or they) may be modified from time to time, as in effect immediately prior to the Change in Control, or a failure by the Company or a Subsidiary to continue the Participant as a participant in such incentive compensation plan(s) on a basis that is not materially less than the Participant’s participation immediately prior to the Change in Control or to pay the Participant the amounts that Participant would be entitled to receive in accordance with such plan(s); or (D) the Company or a Subsidiary requiring the Participant to be based more than fifty (50) miles from the location where the Participant is based immediately prior to the Change in Control, except for travel on the Company’s or a Subsidiary’s business that is required or necessary to performance of the Participant’s job and substantially consistent with the Participant’s business travel obligations prior to the Change in Control.

Additionally, Participant must give the Company or Subsidiary which employs the Participant notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition which would constitute “Good Reason,” and upon receipt of such notice the Company or Subsidiary shall have thirty (30) days to remedy such event or condition, and if such event or condition is not remedied within such thirty (30)-day period, any termination of employment or service by the Participant for “Good Reason” must occur within sixty (60) days after the period for remedying such condition or event has expired.
(f)    Grant Date. The “Grant Date” is [_________].

(g)    Immediate Family. “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren and, for this purpose, shall also include the Participant.

(h)    Participant. The “Participant” is [_______].

(i)    Retirement.    Retirement of the Participant shall mean the occurrence of the Participant’s Date of Termination on or after the Participant attains age 65 or such earlier date as may be approved by the Committee in its sole discretion.

(j)    RSUs. The number of RSUs shall be [_____]. Each RSU corresponds to one share of Stock and entitles the Participant to receive, a specified future date or time, one share of Stock with respect to each RSU that becomes vested and payable under the terms and conditions of this Agreement.

Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.
2.    Award. This Agreement specifies the terms of the RSUs granted to the Participant. As a holder of RSUs, the Participant has only the rights of a general unsecured creditor of the Company.

3.    Vesting.

(a)Subject to the limitations of this Agreement, the RSUs shall vest and become payable according to the following schedule, with respect to the number of RSUs shown in the schedule on the vesting date (the “Vesting Date”) applicable to such number of RSUs (each an “Installment”):

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT
[____]%	[INSERT DATE]
[____]%	[INSERT DATE]
[____]%	[INSERT DATE]

(b)An Installment shall not vest on the otherwise applicable Vesting Date if the Participant’s Date of Termination occurs on or before such Vesting Date.

(c)Notwithstanding the foregoing provisions of this Section, the RSUs shall vest (to the extent not vested previously) as follows:

(i)If the Participant’s Date of Termination occurs by reason of the Participants Death, [or] Disability, [or] [Retirement] [or] [termination by the Company without Good Cause] and such Date of Termination falls other than on a vesting date, the RSU shall vest on a pro rata basis for such interim period based upon the number of completed 30-day periods subsequent to the most recent vesting date (or the Grant Date, as applicable) and prior to the Date of Termination relative to the number of 30-day periods between the two dates.

(ii)If within two (2) years following a Change in Control the Participant’s Date of Termination occurs by reason of a termination by the Company without Good Cause or by the Executive for Good Reason then the RSUs shall become fully vested upon such Date of Termination.

(d)RSUs that are not fully vested upon the Participant’s Date of Termination other than to the extent specified in Section 3(c) shall not become vested and shall be forfeited without any payment therefor as of the Participant’s Date of Termination.

4.    Settlement of RSUs. Subject to the terms of this Agreement, the Company shall deliver to the Participant one share of Stock for each RSU that has become vested and payable under Section 3 above and shall deliver to the Participant such shares of Stock as soon as practicable (and within thirty (30) days) after the respective Vesting Date. Notwithstanding any other provision of this Agreement, no RSUs shall be settled or payable, and all RSUs shall be forfeited without any payment therefor (even if the RSUs previously became vested and payable), at the time the Participant is notified of his dismissal from the Company for Good Cause.

5.    Withholding. To the extent necessary, the Participant must satisfy all mandatory withholdings (federal, state, and local), if any; withholding taxes imposed by reason of settlement of the RSUs either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Stock which are owned by the Participant prior to the date of settlement having a Fair Market Value equal to the withholding obligation (a “Withholding Election”); (iii) by electing, irrevocably and in writing (also a “Withholding Election”), to have the smallest number of whole shares of Stock withheld by the Company which, when multiplied by the Fair Market Value of the Stock as of the date the RSU is settled, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Participant may make a Withholding Election only if the following conditions are met:

(a)    The Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 1;

(b)    Any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election; and

(c)    Such Withholding election is permitted by applicable law.

6.    Transferability.

(a)    Except as otherwise provided in this Section 6, the RSUs are not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be settled only in favor of the Participant.

(b)    Notwithstanding the foregoing, the Participant, with the approval of the Committee, may transfer the RSUs for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the RSUs prior to such transfer.

(c)    The foregoing right to transfer the RSUs shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the RSUs.

7.    Heirs and Successors.

(a)    This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

(b)    If any benefits deliverable to the Participant under this Agreement have not been delivered at the time of the Participant’s death such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.

(c)    If a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant.

(d)    If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

8.    Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

9.    Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

10.    Not An Employment Contract. The RSUs will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

11.    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

12.    Rights As Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares of Stock subject to the RSUs, unless and until the RSUs vest and are settled by the issuance of shares of Stock. Upon and following the settlement of the RSUs, the Participant shall be the record owner of the shares of Stock underlying the RSUs after issuance of the shares of Stock, unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights) after such time.

13.    No Dividends or Dividend Equivalents. The RSUs do not entitle the Participant to receive any dividends or dividend equivalents with respect to any dividends that may be declared and paid on the shares of Stock subject to the RSUs prior to the vesting and settlement of the RSUs.

14.    Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

15.    Forfeiture.  Notwithstanding the foregoing, if, following the Date of Termination, Participant violates any of Participant’s post-termination obligations to the Company or any Subsidiary, including, without limitation, any obligation not to compete with the Company or any Subsidiary (regardless of whether such obligation is enforceable under applicable law), not to solicit employees of the Company or any Subsidiary, to maintain the confidentiality on information belonging to the Company or any Subsidiary, or not to disparage the Company or any Subsidiary or any of their affiliates, immediately upon demand by the Company the Participant shall return to the Company any shares of Stock delivered pursuant to this Agreement to the extent received by the Participant on or after one year prior to Date of Termination (or, if the Participant previously disposed of such shares, the then Fair Market Value of such shares).

16.    Section 409A. Notwithstanding any other provision of this Agreement, it is intended that payments hereunder will not be considered deferred compensation within the meaning of Section 409A of the Code. For purposes of this Agreement, all rights to payments hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code. Payments hereunder are intended to satisfy the exemption from Section 409A of the Code for “short-term deferrals.” Notwithstanding the preceding, neither the Company nor any Subsidiary shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Grant Date.

AGCO Corporation

By:
Its:

EXHIBIT 1

NOTICE OF WITHHOLDING ELECTION
RESTRICTED STOCK UNITS AGREEMENT
PURSUANT TO THE AGCO CORPORATION
2006 LONG-TERM INCENTIVE PLAN

To:

From:

Re:	Withholding Election

This election relates to the Restricted Stock Units (“RSUs”) identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)    I am (check one, whichever is applicable).

[ ]	the original recipient of the RSU.

[ ]	the legal representative of the estate of the original recipient of the RSU.

[ ]	the legal guardian of the original recipient of the RSU.

[ ]	an Immediate Family Member other than the original recipient of the RSU.

(3)
The RSUs to which this election relates were issued under the AGCO Corporation 2006 Long-Term Incentive Plan (the “Plan”) in the name of _________________________ for a total of _________ RSUs. This election relates to _______________ shares of Stock, which are payable upon the vesting of the RSUs, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)	I hereby elect one or more of the following:

[ ]	to pay cash or certified check in the amount of $_______ to be applied to pay federal, state, and local, if any, taxes arising from settlement of such RSUs.

[ ]	to pay the full federal, state, and local, if any, taxes arising from settlement of such RSUs in cash or certified check.

[ ]
to have the shares of Stock issuable pursuant to settlement of such RSUs withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from settlement of such RSUs.

[ ]	to tender shares held by me prior to settlement of the RSUs for the purpose of having the value of the shares applied to pay such taxes.

The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the RSUs, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the RSUs.

(5)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)	I understand that this Withholding Election may not be revised, amended or revoked by me.

(7)
The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(8)	Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
Signature

	Social Security Number	Name (Printed)

Street Address

City, State, Zip Code